Exhibit 21.1

Subsidiaries of Registrant

Name	Jurisdiction of Incorporation
AGreen Energy, LLC	Massachusetts
All Cycle Waste, Inc.	Vermont
Atlantic Coast Fibers, Inc.	Delaware
B. and C. Sanitation Corporation	New York
Better Bedding Corp.	New York
Bristol Waste Management, Inc.	Vermont
C.V. Landfill, Inc.	Vermont
CARES McKean, LLC	Pennsylvania
Casella Major Account Services LLC	Vermont
Casella Albany Renewables, LLC	Delaware
Casella Renewable Systems, LLC	Delaware
Casella Recycling, LLC	Maine
Casella-Altela Regional Environmental Services, LLC	Delaware
Casella Transportation, Inc.	Vermont
Casella Waste Management of Massachusetts, Inc.	Massachusetts
Casella Waste Management of N.Y., Inc.	New York
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania
Casella Waste Management, Inc.	Vermont
Casella Waste Services of Ontario LLC	New York
Chemung Landfill LLC	New York
Colebrook Landfill LLC	New Hampshire
Corning Community Disposal Service, Inc.	New York
CWM All Waste LLC	New Hampshire
EcoGas, LLC	Maine
Evergreen National Indemnity Company	Ohio
Forest Acquisitions, Inc.	New Hampshire
Grasslands, Inc.	New York
GreenerU, Inc.	Delaware
GroundCo LLC	New York
Hakes C & D Disposal, Inc.	New York
Hardwick Landfill, Inc.	Massachusetts
Hiram Hollow Regeneration Corp.	New York
KTI Bio-Fuels, Inc.	Maine
KTI Environmental Group, Inc.	New Jersey
KTI New Jersey Fibers, Inc.	Delaware
KTI Operations, Inc.	Delaware
KTI Specialty Waste Services, Inc.	Maine
KTI, Inc.	New Jersey
Maine Energy Recovery Company, Limited Partnership	Maine
New England Waste Services of Massachusetts, Inc.	Massachusetts
New England Waste Services of ME, Inc.	Maine
New England Waste Services of N.Y., Inc.	New York
New England Waste Services of Vermont, Inc.	Vermont
New England Waste Services, Inc.	Vermont
Newbury Waste Management, Inc.	Vermont
NEWS of Worcester LLC	Massachusetts
NEWSME Landfill Operations LLC	Maine
North Country Composting Services, Inc.	New Hampshire
North Country Environmental Services, Inc.	Virginia
North Country Trucking, Inc.	New York
Northern Properties Corporation of Plattsburgh	New York
Pine Tree Waste, Inc.	Maine
Portland C&D Site, Inc.	New York
Recycle Rewards, Inc.	Delaware
ReSource Waste Systems, Inc.	Massachusetts
Schultz Landfill, Inc.	New York
Southbridge Recycling & Disposal Park, Inc.	Massachusetts
Sunderland Waste Management, Inc.	Vermont
The Hyland Facility Associates	New York
Tompkins County Recycling LLC	Delaware
U.S. GreenFiber, LLC	North Carolina
Waste-Stream, Inc.	New York
Winters Brothers, Inc.	Vermont